ACQUISITION AGREEMENT

This Acquisition Agreement (this "Agreement") entered into on April 2nd, 2013 by and among Hanover Portfolio Acquisitions, Inc., a Delaware Corporation, with an address at 6320 Canoga Avenue, 15th Floor, Woodland, CA 91367 ("HVPA"), those shareholders of HVPA are listed on Exhibit "A" (Article "Heading"), which is annexed hereto and made part hereof (the "HVPA Shareholders"), those shareholders of The Aviva Companies Corporation who are listed on Exhibit "B" (Article "Heading"), which is annexed to, and made a part of, this Agreement (the "ACC Shareholders"), and The Aviva Companies Corporation, a Nevada Corporation, with an address at 2105 W. Spring Creek Parkway, Suite 349-113, Plano, TX 75023 ("ACC").

Construction of Terms. As used in this Agreement, the terms "herein," "herewith," "hereof" and "hereunder" are references to this Agreement, taken as a whole; the term "includes" or "including" shall mean "including, without limitation;" the word "or" is not exclusive; and references to a "Section," "subsection," "clause," "Exhibit," "Appendix," "Schedule," "Annex" or "Attachment" shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance includes any amendment or modification thereof.

WITNESSETH

WHEREAS, HVPA desires to acquire all of the outstanding shares of ACC and ACC desires to be acquired;

WHEREAS, at closing, HVPA shall issue Six Million (6,000,000) shares of common stock of HVPA (the "Closing Issuance") to the ACC Shareholders on a pro rata basis as set forth on Exhibit "B" (Article "2A"), which is annexed to, and made a part of this Agreement, in exchange for all of their shares of common stock of ACC (the "ACC Common Stock"), after which exchange, HVPA shall own one hundred (100%) percent of ACC's issued and outstanding common stock, and ACC shall thereby become a wholly-owned subsidiary of HVPA;

WHEREAS, the Boards of Directors of ACC and HVPA deem it advisable and in their best interests of each corporation and their respective shareholders that HVPA acquire all of the shares of ACC from the ACC Shareholders and have approved this Agreement and the other matters contemplated hereby;

WHEREAS, this Agreement and the other matters contemplated hereby have adopted, approved and authorized the execution and delivery of this Agreement by HVPA and the ACC Shareholders as required pursuant to the requirements of the Delaware General Corporation Law (the "DGCL") and the Nevada Revised Statutes (the "NRS");

WHEREAS, Josef Garcia Montano and Jacob D. Cohen, ACC's current members of the Board of Directors and CEO and CFO, respectively, shall remain their positions with ACC and shall each be issued long term employment agreements at Closing;

WHEREAS, ACC and HVPA intend that the acquisition of all of the shares of ACC by HVPA from the ACC Shareholders will qualify as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed,

IT IS AGREED:

1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is set forth above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement and such WHEREAS clauses are hereby confirmed and ratified as being accurate by each party as to itself, herself and himself.

2. Closing Transactions.

A. Promptly after the Closing Date, subject to, and consistent with, the provisions of this Agreement, HVPA shall, through reasonable procedures as HVPA may adopt, issue Six Million (6,000,000) shares of common stock to the ACC Shareholders as set forth on Exhibit "B" (Article "2A"), which is annexed to, and made a part of, this Agreement, in exchange for all of the outstanding shares of ACC's common stock; after which exchange, HVPA shall own one hundred (100%) percent of ACC's common stock, and ACC shall thereby become a wholly-owned subsidiary of HVPA.

B. Subject to, and consistent with, the provisions of this Agreement, and in accordance with the relevant provisions of the DGCL and NRS, ACC shall become a wholly-owned subsidiary of HVPA through the share exchange set forth in Paragraph "A" of this Article "2" of this Agreement (the "Exchange"). As soon as practicable on, or subsequent to, the Closing Date, ACC and HVPA shall file a Certificate (or Article) of Exchange with each of the Secretaries of State of the States of Nevada and Delaware in which case the Exchange shall become effective (such time, the "Effective Time"). Upon the Effective Time, the effect of the Exchange shall be as provided in the applicable provisions of the DGCL and the NRS.

C. Effect of the Acquisition. At the Effective Time, the effect of the acquisition shall be as provided in this Agreement and the applicable provisions of Delaware and Nevada Law. At the Effective Time, all the property, rights, privileges, powers and franchises of ACC shall vest in HVPA.

D. No Further Ownership Rights in ACC shares. All ACC shares issued upon the surrender for exchange of shares of HVPA Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such ACC shares, and there shall be no further registration of transfers on the records of the HVPA of ACC shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.

3. Closing Date. The closing of this transaction (the "Closing") shall take place via an electronic closing in which separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, shall first be delivered by a facsimile or electronic mail exchange of signature pages, with originals to follow by reputable overnight courier addressed to each party at ACC's offices having an address of 2105 W. Spring Creek Parkway, Suite 349-113, Plano, TX 75023 at 12:00 PM Central Standard Time ("CST") effective on April 2nd, 2013 (the "Closing Date").

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4. ACC and the ACC Shareholders' Joint and Several Representations, Warranties and Covenants. ACC and the ACC Shareholders jointly and severally represent, warrant and covenant to HVPA as follows:

A. Corporate Status.

i. ACC is a corporation duly organized pursuant to the laws of the State of Nevada, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii. Copies of (a) the Certificate of Formation of ACC, and all amendments thereto, certified by the Secretary of State of the State of Nevada, (b) the By-Laws of ACC, as amended, certified by the Secretary of ACC, and (c) a good standing certificate for ACC issued by the Secretary of State of the State of Nevada as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed to, and made a part of, this Agreement as Exhibits "D" (Article "4Aii"), "E" (Article "4Aii"), and "F" (Article "4Aii"), respectively, and are complete and correct as of the date of this Agreement.

B. Authority of ACC and the ACC Shareholders. ACC and the ACC Shareholders have the full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement, and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated hereby. This Agreement and the consummation by ACC and the ACC Shareholders of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of ACC, and (assuming the valid authorization, execution and delivery of this Agreement by HVPA) this Agreement is valid and binding upon ACC and the ACC Shareholders and enforceable against ACC and the ACC Shareholders in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of ACC and a unanimous consent of the ACC Shareholders approving ACC's entry into this Agreement and consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibits "G" (Article "4B") and "H" (Article "4B").

C. Capitalization and Ownership. ACC's authorized capital stock consists of Five Hundred and Ten Million (510,000,000) shares of which Five Hundred Million (500,000,000) shares are designated as "Common Stock" with a par value of $.001 per share and Ten Million (10,000,000) shares are designated as "Preferred Stock" with a par value of $.001 per share. An aggregate of Thirty One Million Five Hundred and Fifteen Thousand (31,515,000) shares of common stock are issued and outstanding. Except as set forth in this Agreement, there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire from ACC shares of stock of ACC or any other equity security or security convertible into an equity security. Except as set forth in this Agreement, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of ACC. Annexed hereto and made a part hereof as Exhibit "I" (Article "4C"), is a schedule of all ACC Shareholders and their respective ownership of ACC's common stock.

D. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed to, and made a part of, this Agreement, the business and operations of ACC have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect ACC or its properties, assets, businesses or prospects.

E. Absence of Conflicts. The execution and delivery of this Agreement, and the consummation by ACC of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of ACC's Articles of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which ACC is a party to or by which any of its assets are bound, (iii) do not and shall not cause ACC to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of ACC. ACC has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F. Financial Condition. Except as set forth on the ACC Disclosure Schedule, which is annexed to, and made a part of, this Agreement as Exhibit "J" (Article "4F")(the "ACC Disclosure Schedule") (i) ACC does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due), (ii) there has not been any material adverse change in ACC's financial condition, assets, liabilities or business, (iii) there has not been any damage, destruction or loss, whether or not covered by insurance, materially affecting ACC's properties, assets or business, (iv) ACC has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business, and (v) ACC has not made any change in its accounting methods or practices.

G. Environmental Compliance. ACC is in compliance with all applicable environmental laws.

H. OSHA Compliance. ACC is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety including, but not limited to, the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

I. Taxes. ACC has timely filed all required federal tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provisions for the payment of all such taxes shown to be due on said returns.

J. Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations adversely affecting ACC or its properties, assets or businesses, or with respect to any matter arising out of the conduct of ACC's business pending or to its knowledge threatened, by or against, any officer or director of ACC in connection with its affairs, whether or not covered by insurance. Except as set forth on the ACC Disclosure Schedule, which is annexed to, and made a part of, this Agreement as Exhibit "J" (Article "4F"), neither ACC nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting ACC. ACC is not presently engaged in any legal action. There is no judgment, decree or order against ACC or, to the best knowledge of ACC, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on ACC.

K. Contracts. Except as set forth on the ACC Disclosure Schedule, ACC is not a party to any material contracts.

L. Absence of Changes. There has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or

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prospects of ACC, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of ACC for any period prior to the date of this Agreement or arising out of any transaction of ACC prior to such date). There has not been any declaration, setting aside or payment of any dividend or other distribution with respect to ACC's securities, or any direct or indirect redemption, purchase or other acquisition of any of ACC's securities. To ACC's knowledge, there has not been an assertion against ACC of any liability of any nature or in any amount not fully reflected or reserved against in the ACC Disclosure Schedule.

M. No Approvals. No approval of any governmental authority is required of ACC in connection with the consummation of the transactions set forth in this Agreement.

N. Broker. ACC has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. ACC represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless HVPA from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by ACC or its affiliates or agents.

O. Complete Disclosure. No representation or warranty of ACC which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to ACC's knowledge contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of ACC which would materially adversely affect same which has not been disclosed to HVPA in this Agreement.

P. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that HVPA knew or had reason to know that any covenant, representation or warranty of ACC in this Agreement or furnished or to be furnished to HVPA contained untrue statements.

Q. Securities Laws. Neither ACC nor, to ACC's knowledge, any director or executive officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of ACC, there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to ACC or, to ACC's knowledge, any current or former director or executive officer of ACC.

R. Financial Statements. Except as set forth on the ACC Disclosure Schedule, which is annexed to, and made a part of, this Agreement as Exhibit "J" (Article "4F")(the "ACC Disclosure Schedule"), includes a true, correct and complete copy of ACC's un-audited financial statements for each of the fiscal year ended December 31, 2011 and for the fiscal year ended December 31, 2012, (collectively, the "Financial Statements").

S. Title to Property. ACC has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the ACC Balance Sheet or acquired after the ACC Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the ACC Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of

title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the ACC Balance Sheet.

T. Intellectual Property.

(a) ACC owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in ACC's business as currently conducted or as proposed to be conducted by ACC, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on ACC.

(b) There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of ACC, any trade secret material to ACC or any Intellectual Property right of any third party to the extent licensed by or through ACC, by any third party, including any employee or former employee of ACC. ACC has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

(c) ACC is not or will not be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on ACC.

5. HVPA and HVPA's Shareholders Representations, Warranties and Covenants. HVPA and the HVPA' Shareholders, jointly and severally, represent, warrant and covenant to ACC and to each of the ACC Shareholders as follows:

A. Corporate Status.

i. HVPA is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii. copies of (a) the Articles of Incorporation of HVPA, and all amendments thereto, certified by the Secretary of State of the State of Delaware, (b) the By-Laws of HVPA, as amended, certified by the Secretary of HVPA, and (c) a good standing certificate for HVPA issued by the Secretary of State of the State of Delaware as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed to, and made a part of, this Agreement as Exhibits "K" (Article "5Aii"), "L" (Article "5Aii") and "M" (Article "5Aii") respectively, and are complete and correct as of the date of this Agreement.

B. Capitalization. As of the date hereof, HVPA's authorized capital stock consists of: (i) Seventy Five million (75,000,000) shares are designated as "Common Stock" with a par value of $0.0001 per share of which Fifty Three Million Six Hundred Ninety Two Thousand Six Hundred Seventy Four (53,692,674) shares are issued and outstanding; (ii) Five Million (5,000,000) shares are designated as "Preferred Stock" with a par value of $0.001 per share of which One Million (1,000,000) shares of Series AA Preferred Stock are issued and outstanding; and (iii) warrants to purchase an aggregate of 375,000 shares of

HVPA's Common Stock, all of which are currently exercisable. Except as set forth in this Agreement, there are no other subscriptions, options, warrants, rights or other agreements outstanding to acquire from HVPA shares of stock of HVPA or any other equity security or security convertible into an equity security. Except as set forth in this Agreement, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of HVPA. Except as set forth on the disclosure schedule (the "HVPA Disclosure Schedule") which is annexed to, and made a part of, this Agreement as Exhibit "N" (Article "5B"), HVPA has not granted any registration rights with respect to any series of HVPA stock outstanding.

C. Authority of HVPA and the HVPA Shareholders. HVPA and the HVPA Shareholders have the full power and authority to execute, deliver and perform this Agreement and has taken all action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement, and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated hereby. This Agreement and the consummation by HVPA and the HVPA Shareholders of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors of HVPA, and (assuming the valid authorization, execution and delivery of this Agreement by the ACC Shareholders) this Agreement is valid and binding upon HVPA and enforceable against HVPA in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of HVPA and a consent of the shareholders holding a majority of the votes of HVPA approving HVPA' entry into this Agreement and consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibits "O" (Article "5C") and "P" (Article "5C").

D. Ownership. The individuals and/or entities set forth on Exhibit "Q" (Article "5D") which is annexed to, and made a part of, this Agreement, are the shareholders of record of HVPA.

E. Financial Condition. Except as set forth on the HVPA Disclosure Schedule, which is annexed hereto and made a part hereof as Exhibit "N (Article "5B")("HVPA Disclosure Schedule") (i) HVPA does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due), (ii) there has not been any material adverse change in HVPA' financial condition, assets, liabilities or business, (iii) there has not been any damage, destruction or loss, whether or not covered by insurance, materially affecting HVPA' properties, assets or business, (iv) HVPA has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business, and (v) HVPA has not made any change in its accounting methods or practices.

F. Compliance with the Law and Other Instruments. The business and operations of HVPA have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect HVPA or its properties, assets, businesses or prospects.

G. Absence of Conflicts. The execution and delivery of this Agreement and the issuance of the securities of HVPA, and the consummation by HVPA of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of HVPA' Certificate of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which HVPA is a party to or by which any of its assets are bound, (iii) do not and shall not cause HVPA to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of HVPA. HVPA has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such

agreement, contract or commitment.

H. Environmental Compliance. HVPA is in compliance with all applicable environmental laws.

I. OSHA Compliance. HVPA is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety including, but not limited to, the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

J. Taxes. HVPA has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provisions for the payment of all such taxes shown to be due on said returns.

K. Litigation. There are no legal, administrative, arbitration, or other proceedings or governmental investigations adversely affecting HVPA or its properties, assets or businesses, or with respect to any matter arising out of the conduct of HVPA' business pending, or to its knowledge threatened, by or against, any officer or director of HVPA in connection with its affairs, whether or not covered by insurance. Except as set forth on the HVPA Disclosure Schedule, neither HVPA nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting HVPA. HVPA is not presently engaged in any legal action.

L. Contracts. Except as set forth on the HVPA Disclosure Schedule, HVPA is not a party to any material contracts.

M. Absence of Changes. There has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of HVPA, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of HVPA for any period prior to the date of this Agreement or arising out of any transaction of HVPA prior to such date). There has not been any declaration, setting aside or payment of any dividend or other distribution with respect to HVPA' securities, or any direct or indirect redemption, purchase or other acquisition of any of HVPA' securities. To HVPA' knowledge, there has not been an assertion against HVPA of any liability of any nature or in any amount not fully reflected or reserved against in the HVPA Disclosure Schedule.

N. No Approvals. No approval of any governmental authority is required of HVPA in connection with the consummation of the transactions set forth in this Agreement.

O. Broker. HVPA has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. HVPA represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless each of the ACC Shareholders from and against any and all claims for brokerage commissions by any person, firm or corporation including on the basis of any act or statement alleged to have been made by HVPA or its affiliates or agents.

P. Securities Laws. Neither HVPA nor, to HVPA' knowledge, any director or executive officer thereof, is or has been the subject of any action involving a claim of violation of or liability under

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federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of HVPA, there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to HVPA or, to HVPA' knowledge, any current or former director or executive officer of HVPA.

Q. Complete Disclosure. No representation or warranty of HVPA which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to HVPA' knowledge contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of HVPA which would materially adversely affect same which has not been disclosed to the ACC Shareholders in this Agreement.

R. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that any of the ACC Shareholders knew or had reason to know that any covenant, representation or warranty of HVPA in this Agreement or furnished or to be furnished to such ACC Shareholder contained untrue statements.

6. ACC Shareholders' Representations, Warranties and Covenants.

Each of the ACC Shareholders, each as to himself or itself, hereby represents and warrants to each of the other parties to this Agreement that the statements contained in this Article "6" of this Agreement are true and correct:

A. Ownership. He, she or it is the record, beneficial and equitable owner of such number of shares of ACC Common Stock as is set forth opposite his or its name on Exhibit "I". He, she or it holds said shares free and clear of all liens, claims or encumbrances, and has the full right and authority to exchange or transfer said shares pursuant to the terms of this Agreement.

B. Absence of Conflicts. His, she or its execution and delivery of this Agreement, the transfer of his or its shares of ACC Common Stock and the consummation by him or it of the transactions set forth in this Agreement do not and shall not cause him or it to violate or contravene any provision of law or any governmental rule or regulation.

C. No Approvals. No approval of any governmental authority is required of him, her or it in connection with the consummation of the transactions set forth in this Agreement.

D. Complete Disclosure. No representation or warranty of him, her or it which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to his or its knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading.

E. No Defense. It shall not be a defense to a suit for damages by another party to this Agreement against him, her or it for any misrepresentation or breach of covenant or warranty that the other party which is suing him or it knew or had reason to know that any covenant, representation or warranty of him, her or it in this Agreement contained untrue statements.

F. Broker. He, she or it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the

transactions set forth in this Agreement. Each of the ACC Shareholders represents that he or it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless HVPA from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by him or it or his or its affiliates or agents.

G. ACC Shareholders Representations in Connection with the HVPA Stock. Each ACC Shareholder represents, acknowledges and warrants the following to HVPA and the HVPA Shareholders in connection with his, her or its receipt of the HVPA Stock:

i. Each ACC Shareholder recognizes that the HVPA Stock has not been registered under the Securities Act of 1933, as amended ("Act"), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the HVPA Stock is registered under the Act or unless an exemption from registration is available. Each ACC Shareholder may not sell the HVPA Stock without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

ii. Each ACC Shareholder is acquiring the HVPA Stock for his, her or its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he, she or it does not presently have any reason to anticipate any change in his, her or its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the HVPA Stock. No one other than such ACC Shareholder will have any beneficial interest in said securities;

iii. Each ACC Shareholder acknowledges that he, she or it is an "Accredited Investor" as defined in Rule 144 of the Securities Act of 1933, as amended; and/or such ACC Shareholder is aware of HVPA' business operations and financial condition and has reviewed information regarding HVPA similar to what would be included in an initial Registration Statement filing with the Securities and Exchange Commission, including HVPA' financial statements;

iv. Each ACC Shareholder has such knowledge and experience in financial and business matters that such ACC Shareholder is capable of evaluating the merits and risks of an investment in the HVPA Stock and of making an informed investment decision, and does not require a Purchaser Representative in evaluating the merits and risks of an investment in the HVPA Stock;

v. Each ACC Shareholder recognizes that an investment in HVPA is a speculative venture and that the total amount of HVPA Stock is placed at the risk of the business and may be completely lost. The purchase of HVPA Stock as an investment involves special risks;

vi. Each ACC Shareholder realizes that the HVPA Stock shares cannot readily be sold as they will be restricted securities and therefore the HVPA Stock must not be purchased unless such ACC Shareholder has liquid assets sufficient to assure that such receipt of HVPA Stock will cause no undue financial difficulties and such ACC Shareholder can provide for his, her or its current needs and possible personal contingencies;

vii. Each ACC Shareholder confirms and represents that he, she or it is able (i) to bear the economic risk of his, her or its investment, (ii) to hold the HVPA Stock for an indefinite period of time, and (iii) to afford a complete loss of his, her or its investment. Each ACC Shareholder also represents that he, she or it has (i) adequate means of providing for his, her or its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

viii. Each ACC Shareholder has had an opportunity to inspect relevant documents relating to the organization and operations of HVPA. Each ACC Shareholder acknowledges that all documents, records and books pertaining to this investment which such ACC Shareholder has requested have been made available for inspection by such ACC Shareholder and such ACC Shareholder's attorney, accountant or other adviser(s);

ix. Each ACC Shareholder has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the suitability of an investment in the HVPA Stock for his, her or its particular tax and financial situation and that such ACC Shareholder and his, her or its advisers, if such advisors were deemed necessary, has determined that the HVPA Stock are a suitable investment for he, she or it;

x. Each ACC Shareholder understands that the HVPA Stock is being offered to he, she or it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that HVPA is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such ACC Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of such ACC Shareholder to acquire the HVPA Stock. All information which such ACC Shareholder has provided to HVPA concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by HVPA, such ACC Shareholder will immediately provide HVPA with such information; and

xi. Each ACC Shareholder understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the HVPA Stock in substantially the following form:

> **"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."**

7. Mutual Covenants of All of the Parties Hereto.

A. Best Efforts. Each of the parties hereto shall use its best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them before and after the Closing Date.

B. Notice of Developments and Updates. Each of the parties hereto shall give prompt written notice pursuant to Paragraph "C" of Article "19" of this Agreement to the other parties hereto of any act, event or occurrence which may cause or constitute a breach of any of its own representations and warranties in Articles "4", "5" or "6" of this Agreement, as the case may be.

C. No Public Announcement. None of the parties hereto shall, without the prior written approval of all of the ACC Shareholders and HVPA, make any press release or other public announcement or communicate with any customer, competitor, or supplier of, or others having business dealings with, either of ACC or HVPA concerning the transactions contemplated by this Agreement, except as and to the

extent that such party shall determine such disclosure is required by law (which determination shall be made by such party based upon the advice of its counsel), in which event the other parties hereto shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

D. Exclusivity. Neither ACC nor HVPA shall, without the prior written approval of (i) in the case of HVPA, all of the ACC Shareholders or (ii) in the case of ACC, HVPA, (i) enter into, or (ii) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for, a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, but not limited to, by way of a tender offer) or similar transaction involving such party, other than the transactions contemplated by this Agreement.

8. Conduct of HVPA' Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, HVPA shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of HVPA, and use its best efforts to preserve HVPA' relationships, if any, with customers, suppliers and others having business dealings with HVPA, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date. Without the prior written consent of all of the ACC Shareholders, HVPA shall not:

A. make any change in its Certificate of Incorporation or By-Laws, except pursuant to the terms and conditions of this Agreement;

B. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock, except pursuant to the terms and conditions of this Agreement;

C. take any action or omit to do any act which would cause the representations or warranties of HVPA contained herein to be untrue or incorrect in any material respect;

D. declare or make any payment or distribution to its shareholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

E. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement;

F. wind down or transfer its business; or

G. engage in any business activities whatsoever.

9. Conduct of ACC Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, ACC shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of ACC, and use its best efforts to (i) keep available to ACC the services of ACC's present officers and employees, (ii) preserve ACC's relationships, if any, with customers, suppliers and others having business dealings with ACC, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date. Without the prior written consent of HVPA, ACC shall not:

A. make any change in the Articles of Incorporation or By-Laws of ACC;

B. conduct the business of ACC in any manner other than in the ordinary course;

C. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock;

D. declare or make any payment or distribution to its shareholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

E. take any action or omit to do any act which would cause the representations or warranties of ACC contained herein to be untrue or incorrect in any material respect;

F. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

G. commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of ACC.

10. Nondisclosure of Confidential Information/Non-Circumvent.

A. As used in this Agreement, "Confidential Information" shall mean oral or written information which is directly or indirectly presented to a party, its past, present or future subsidiaries, parents, officers, consultants, directors, shareholders, affiliates, attorneys, employees, agents and its and their respective Immediate Families (as defined below; all of the foregoing are hereinafter collectively referred to as "Agents") by another party or its Agents, including, but not limited to, information which is developed, conceived or created by the party, or disclosed to the other party or its Agents or known by or conceived or created by the other party or its Agents during, or after the termination of, this Agreement if disclosed to the other party or its Agents or known by or conceived or created by the other party or its Agents as a result of this Agreement, with respect to the party, its business or any of said party's products, processes, and other services relating thereto relating to the past or present business or any plans with respect to future business of the party, or relating to the past or present business of a third party or plans with respect to future business of a third party which are disclosed to the party. Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of customers and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of the party that the party informs the other party or its Agents or the other party or its Agents should know, by virtue of said party's position or the circumstances in which said party learned such other information, is to be kept confidential including, but not limited to, any information acquired by the other party or its Agents from any sources prior to the commencement of this Agreement. Confidential Information also includes similar information obtained by the party in confidence from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

For purposes of this Agreement, "Immediate Family" shall include the following: (A) any spouse, parent, spouse of a parent, mother-in-law, father-in-law, brother-in-law, sister-in-law, child, spouse of a child, adopted child, spouse of an adopted child, sibling, spouse of a sibling, grandparent, spouse of a grandparent, and any issue or spouse of any of the foregoing, and (B) such child or issue of such child which is born and/or adopted during or after the term of this Agreement and the issue (whether by blood or adoption) of such

person; provided, however, that it shall not include any person who was legally adopted after attaining the age of eighteen (18) by any of the persons specified in this Paragraph "A" of this Article "10" of this Agreement or any spouse or issue (whether by blood or adoption) of any such person. A parent of a specified person shall include an affiliate.

B. Except as required in the performance of a party's or its Agents' obligations pursuant to this Agreement, neither said party nor its Agents shall, during, or after the termination of, this Agreement, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. Said party or its Agents shall take all reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. The foregoing prohibition shall not apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through no act or omission of said party or its Agents (iii) is disclosed as reasonably required in a proceeding to enforce said party's rights under this Agreement or (iv) is disclosed as required by court order or applicable law; provided, however, that if said party and/or its Agents are legally requested or required by court order or applicable law, including, but not limited to, by oral question, interrogatories, request for information or documents, subpoenas, civil investigative demand or similar process to disclose any Confidential Information, said party and/or its Agents, as the case may be, shall promptly notify the party of such request or requirement so that the party may seek an appropriate protective order; provided further, however; that if such protective order is not obtained, said party and/or its Agents, as the case may be, agree to furnish only that portion of the Confidential Information which they are advised by their respective counsel is legally required.

C. Upon termination of this Agreement for any reason or at any time upon request of a party, the other party and its Agents agree to deliver to the requesting party all materials of any nature which are in the other party's or its Agents' possession or control and which are or contain Confidential Information, or which are otherwise the property of the requesting party or any vendor, licensor, licensee, customer or client of the party, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, ACC design information, models, manuals, documentation and notes. The other party and its Agents shall destroy all written documentation prepared by them for internal purposes based in whole or in part on any Confidential Information and such destruction shall be confirmed to the requesting party in writing by the other party and/or its Agents.

D. Upon the consummation of the transaction set forth in this Agreement, all of the Confidential Information shall be deemed to be the property of HVPA.

11. Survival of Representations, Warranties and Covenants. All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof, and shall continue in full force and effect, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

12. Conditions of Closing.

A. Conditions to the ACC Shareholders' Obligation to Close. The obligation of the ACC Shareholders to close the transactions set forth in this Agreement shall be subject to the following conditions:

i. Representations and Warranties of HVPA and the HVPA Shareholders to be True. To HVPA and the HVPA Shareholders' knowledge, the representations and warranties of HVPA and HVPA Shareholders set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth

in this Agreement; and HVPA shall have delivered to the ACC Shareholders a certificate of HVPA (the "HVPA Certificate") in the form annexed to, and made a part of, this Agreement as Exhibit "R" (Article "12Ai"), signed by the President of HVPA dated the Closing Date to such effect;

ii. Performance of Obligations of HVPA. HVPA shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and HVPA shall have delivered to the ACC Shareholders the HVPA Certificate signed by the President of HVPA and dated the Closing Date to such effect;

iii. No Adverse Change. There shall not have occurred any material adverse change since the date of this Agreement and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of HVPA, and HVPA shall have delivered to the ACC Shareholders the HVPA Certificate signed by the President of HVPA and dated the Closing Date to such effect;

iv. Statutory Requirements. Any statutory requirement for the valid consummation by HVPA of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by HVPA of the transactions set forth in this Agreement and to permit the business presently carried on by HVPA to continue unimpaired following the Closing Date, shall have been obtained, and HVPA shall have delivered to the ACC Shareholders the HVPA Certificate signed by the President of HVPA and dated the Closing Date to such effect;

v. No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and HVPA shall have delivered to the ACC Shareholders the HVPA Certificate signed by the President of HVPA and dated the Closing Date to such effect;

vi. Consents Under Agreements. HVPA shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and HVPA shall have delivered to the ACC Shareholders the HVPA Certificate signed by the President of HVPA and dated the Closing Date to such effect;

vii. Good Standing Certificate. On the Closing Date, HVPA shall provide the ACC Shareholders with a good standing certificate for HVPA issued by the Secretary of State of the State of Delaware, which certificate is complete and correct as of a date within thirty (30) days prior to the Closing Date;

viii. Shareholder Approval. As soon as it practicable subsequent to the execution of this Agreement, the shareholders of HVPA approve this Agreement and its related transactions in accordance with the applicable provisions of the Nevada Revised Statutes, and HVPA shall have delivered to the ACC Shareholders a consent of the shareholders of HVPA in the form annexed to, and made a part of, this Agreement as Exhibit "P" (Article "5C"); and

ix. No Liabilities. HVPA shall have no liabilities, contractual or other obligations, or business activities, all of which shall have been satisfied, resolved or transferred except those which have been set forth on the HVPA Disclosure Schedule prior to the Closing without any recourse or liability to HVPA.

B. Conditions to HVPA' Obligation to Close. The obligation of HVPA to close the transactions set forth in this Agreement shall be subject to the following conditions:

i. Representations and Warranties of ACC and the ACC Shareholders to be True. To ACC and the ACC Shareholders' knowledge, the representations and warranties of ACC and the ACC Shareholders set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and the ACC Shareholders shall have delivered to HVPA a certificate of ACC (the "ACC Certificate") in the form annexed hereto and made a part hereof as Exhibit "S" (Article "12Bi"), signed by the President of ACC and all of the ACC Shareholders and dated the Closing Date to such effect;

ii. Performance of Obligations of ACC and the ACC Shareholders. ACC and each of the ACC Shareholders shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by him or it prior to the Closing Date, and the ACC Shareholders shall have delivered to HVPA the ACC Certificate signed by the President of ACC and all of the ACC Shareholders and dated the Closing Date to such effect;

iii. No Adverse Change. There shall not have occurred any material adverse change through the date of the Closing Date in the business, properties, results of operations or business or financial condition of ACC, and ACC shall have delivered to HVPA the ACC Certificate signed by the President of ACC and all of the ACC Shareholders and dated the Closing Date to such effect;

iv. Statutory Requirements. Any statutory requirement for the valid consummation by ACC and the ACC Shareholders of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by ACC and the ACC Shareholders of the transactions set forth in this Agreement and to permit the business presently carried on by ACC to continue unimpaired following the Closing Date, shall have been obtained, and the ACC Shareholders shall have delivered to HVPA the ACC Certificate signed by the President of ACC and all of the ACC Shareholders and dated the Closing Date to such effect;

v. No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement, and the ACC Shareholders shall have delivered to HVPA the ACC Certificate signed by the President of ACC and all of the ACC Shareholders and dated the Closing Date to such effect;

vi. Consents Under Agreements. The ACC Shareholders shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and the ACC Shareholders shall have delivered to HVPA the ACC Certificate signed by the President of ACC and all of the ACC Shareholders and dated the Closing Date to such effect; and

vii. Shareholder Approval. The ACC Shareholders shall have approved this Agreement and its related transactions pursuant to the applicable provisions of the Nevada Revised Statutes, and the ACC Shareholders shall have delivered to HVPA a consent of the ACC Shareholders in the form annexed to, and made a part of, this Agreement as Exhibit "H" (Article "6B").

viii. Good Standing Certificate. On the Closing Date, the ACC Shareholders shall provide HVPA with a status certificate for ACC issued by the Secretary of State of the State of Nevada, which certificate is complete and correct as of a date within thirty (30) days prior to the Closing Date;

x. Shareholder Designation. The ACC Shareholders irrevocably constitute and appoint Josef Garcia Montano with full power of substitution and re-substitution, as its and their true and lawful agent, attorney-in-fact and representative, with full power to act for and on behalf of the Shareholders, and each of them, for all purposes pursuant to this Agreement and in connection with the transactions therein as set forth in the form annexed to, and made a part of, this Agreement as Exhibit "W".

xi. Delivery of Books and Records and Bank Accounts. At the Closing, ACC shall deliver to HVPA copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of ACC in the possession of ACC or its representatives.

13. Documents, Certificates, etc. to be Delivered at Closing.

A. At the Closing, HVPA shall deliver the following items to the ACC Shareholders:

i. the HVPA Certificate (as defined in Subparagraph "i" of Paragraph "A" of Article "12" of this Agreement), signed by the President of HVPA, in the form annexed to, and made a part of, this Agreement as Exhibit "R" (Article "12Ai");

ii. stock certificates evidencing the Closing Issuance, as defined in the second "WHEREAS" clause of this Agreement;

iii. a good standing certificate of HVPA, dated within thirty (30) days prior to the Closing Date;

iv. a consent of the Board of Directors and HVPA Shareholders of HVPA, in the form annexed to, and made a part of, this Agreement as Exhibit "P" (Article "5C").

B. At the Closing, the ACC Shareholders shall deliver the following items to HVPA:

i. the ACC Certificate, as defined in Subparagraph "i" of Paragraph "B" of Article "12" of this Agreement, signed by the President of ACC, in the form annexed to, and made a part of, this Agreement as Exhibit "S" (Article "12Bi");

ii. each ACC Shareholder shall deliver a stock certificate evidencing such ACC Shareholder's shares of ACC's common stock, along with a blank stock power and medallion guarantied signature, which in aggregate shall total all of the issued and outstanding shares of ACC Common Stock; and

iii. a consent of the Board of Directors of ACC and the ACC Shareholders of ACC, in the form annexed to, and made a part of, this Agreement as Exhibit "H" (Article "4B").

iv. a good standing certificate of ACC, dated within thirty (30) days prior to the Closing Date.

14. Equitable Relief. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which any of the ACC Shareholders may have for damages or otherwise.

15. Method of Termination. This Agreement may be terminated prior to the Closing Date, by any of the following methods:

(a) by mutual written consent of HVPA and all of the ACC Shareholders, authorized by the Boards of Directors of each of HVPA and ACC;

(b) by written notice from (i) HVPA to all of the ACC Shareholders, or (ii) all of the ACC Shareholders to HVPA, if within ten (10) business days after receipt of such written notice that the Closing Date has passed, that the Closing has not occurred; *provided, however,* that if the Closing shall not have occurred on, or prior to, the Closing Date as a result of any action taken, or failure to act, by any governmental or regulatory authority including, but not limited to, the withholding of, or a delay in, any approval in connection with any aspect of the transactions contemplated hereby, then the Closing Date shall automatically be extended until a date which is a reasonable time subsequent to the date upon which such governmental or regulatory action is resolved which will allow the parties to complete the procedures required to consummate the transactions contemplated hereby; *provided, further, however*, that the right to terminate this Agreement pursuant to this Paragraph "B" of this Article "15" of this Agreement shall not be available to any party whose failure to fulfill any obligation pursuant to this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(c) by HVPA if there is a material breach of any representation or warranty set forth in Article "4" of this Agreement or by any ACC Shareholder in Article "6" of this Agreement or any covenant or agreement to be complied with or performed by ACC or any of the ACC Shareholders pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "7" of this Agreement, or the failure of a condition set forth in Paragraph "B" of Article "12" of this Agreement to be satisfied (and such condition is not waived in writing by HVPA) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Paragraph "B" of Article "12" of this Agreement to be satisfied on or prior to the Closing Date; *provided however, that,* HVPA may not terminate this Agreement prior to the Closing Date if ACC or any of the ACC Shareholders, as the case may be, has not had an adequate opportunity to cure such failure, pursuant to Article "17" of this Agreement; or

(d) by the mutual written consent of all of the ACC Shareholders if there is a material breach of any representation or warranty set forth in Article "5" of this Agreement or any covenant or agreement to be complied with or performed by HVPA, including, but not limited to, the covenants set forth in Article "7" of this Agreement, or the failure of a condition set forth in Paragraph "A" of Article "12" of this Agreement to be satisfied (and such condition is not waived in writing by ACC) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Paragraph "A" of Article "12" of this Agreement to be satisfied on or prior to the Closing Date; *provided however, that,* the ACC Shareholders may not terminate this Agreement by mutual written consent prior to the Closing Date if HVPA has not had an adequate opportunity to cure such failure pursuant to Article "17" of this Agreement.

16. Effect of Termination. If this Agreement is terminated pursuant to the provisions set forth in Article "15" of this Agreement, this Agreement shall become null and void and shall have no further effect.

17. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date of this Agreement until the Closing Date, each of the parties shall confer on a regular and frequent basis with one or more representatives of the other parties to report on the general status of ongoing operations. ACC or the ACC Shareholders, as the case may be, shall promptly provide HVPA or its counsel with copies of any filings any of them made with any governmental entity in connection with this Agreement and the transactions contemplated hereby and thereby. Each of the parties shall notify the others of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of the parties

pursuant to this Agreement to be breached or that renders or will render untrue any representation or warranty of the parties contained in this Agreement. Each of the parties shall also notify the others in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by the parties. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

18. Indemnification.

A. Indemnification by HVPA. In order to induce ACC and the ACC Shareholders to enter into and perform this Agreement, HVPA does hereby indemnify, protect, defend and save and hold harmless ACC and each of the ACC Shareholders and each of their Agents (the "Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by HVPA of the representations, warranties and covenants set forth in Article "5" of this Agreement or in any documents delivered pursuant hereto or of a breach by HVPA of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

B. Indemnification by the ACC Shareholders. In order to induce HVPA to enter into and perform this Agreement, each of the ACC Shareholders hereby jointly indemnifies, protects, defends and saves and holds harmless HVPA and each of its Agents (the "Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by ACC or such ACC Shareholder of the representations, warranties and covenants set forth in Article "4" or Article "6" of this Agreement or in any documents delivered pursuant hereto or of a breach by ACC or such ACC Shareholder of any of his or its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

C. Reasonable Costs, Etc. The indemnification, which is set forth in this Article "18" of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

D. Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the "Claim") is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days after such Indemnified Party's receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph "C" of Article "19" of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the "Claim Notice"). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to Paragraph "C" of Article "19" of this Agreement (such notice to control the defense is hereinafter referred to as the "Defense Notice"). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article "18" of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall

not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to Paragraph "C" of Article "19" of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to Paragraph "C" of Article "19" of this Agreement shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article "18" of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article "18" of this Agreement, the Indemnifying Party shall execute an agreement, in the form annexed hereto and made a part hereof as Exhibit "T" (Article "18D"), acknowledging its liability for indemnification pursuant to this Article "18" of this Agreement. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

19. Miscellaneous.

A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B. Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to ACC:	The Aviva Companies Corporation 2105 W. Spring Creek Parkway, Suite 349-113 Plano, Texas, 75023 Attention: Josef Garcia Montano Facsimile No.: (972) 814-4899
with a copy to:	The Loev Law Firm, PC 6300 West Loop South Suite 280 Bellaire, Texas 77401 Attention: David M. Loev Facsimile No.: (713) 524-4122
If to HVPA:	Hanover Portfolio Acquisitions, Inc. 6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367
Attention: Alan Collier, CEO
Facsimile No.: (805) 418-7358

with a copy to: Anslow & Jaclin, LLP
195 Route 9 South, 2nd Floor
Manalapan, New Jersey 07726
Attention: Richard Anslow, Esq.
Facsimile No.: (732) 577-1188

If to any of the ACC Shareholders: To the address set forth for said party on Exhibit "A".

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "19" of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

D. Governing Law; Disputes. This Agreement shall in accordance with and construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement, will be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration pursuant to the Federal Arbitration Act in New York, New York conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. ("JAMS"), or its successors, under the then current rules of JAMS; provided that the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. Accordingly, the parties hereby waive any right to a jury trial. The arbitrator shall have the discretion to award attorney's fees to the party the arbitrator determines is the prevailing party in the arbitration. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or based upon *forum non conveniens* for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

The parties agree, further, that the prevailing party in any such arbitration as determined by the

Initial _[initials]_

Initial ________

arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed".

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort. It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential. The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

E. Expenses. Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Agreement and the transactions set forth in this Agreement.

F. Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations and (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders.

G. Entire Agreement. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

H. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

I. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

J. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

K. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

L. Facsimile Signatures. Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

M. Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the parties to this Agreement.

N. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

O. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel and terminate this Agreement by giving written notice to the other party.

P. Best Efforts. Subject to the terms and conditions herein provided, each party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written to be effective as provided above.

THE AVIVA COMPANIES CORPORATION

By: ______________________
Name: Josef Garcia Montano
Title: Chief Executive Officer

HANOVER PORTFOLIO ACQUISITIONS, INC.

By: ______________________
Name: Alan Collier
Title: Chief Executive Officer

ACC SHAREHOLDERS:

____
Jacob D. Cohen
10,505,000 Shares

____
Josef Garcia Montano
10,505,000 Shares

____
Rosie Cohen
10,505,000 Shares

Exhibit List

Exhibit A	HVPA Shareholders Parties to this Agreement (Article "Heading")
Exhibit B	ACC Shareholders Parties to this Agreement (Article "Heading")
Exhibit C	INTENTIONALLY OMITTED
Exhibit D	ACC Certificate of Incorporation (Article "4Aii")
Exhibit E	ACC By-Laws (Article "4Aii")
Exhibit F	ACC Good Standing Certificate (Article "4Aii")
Exhibit G	Resolution of Board of Directors of ACC (Article "4B")
Exhibit H	Unanimous Resolution of the ACC Shareholders (Article "4B")
Exhibit I	List of Shareholders of ACC (Article "4C")
Exhibit J	ACC Disclosure Schedule (Article "4J")
Exhibit K	HVPA Certificate of Incorporation (Article "5Aii")
Exhibit L	HVPA By-Laws (Article "5Aii")
Exhibit M	HVPA Good Standing Certificate (Article "5Aii")
Exhibit N	HVPA Disclosure Schedule (Article "5B")
Exhibit O	Resolution of Board of Directors of HVPA (Article "5C")
Exhibit P	Resolution of Shareholders of HVPA (Article "5C")
Exhibit Q	List of Shareholders of HVPA (Article "5D")
Exhibit R	HVPA Certificate (Article "12Ai")
Exhibit S	ACC Certificate (Article "12Bi")
Exhibit T	Indemnification Letter Agreement (Article "18D")

Exhibit "B"

ACC Shareholders Parties to this Agreement (Article "Heading")

Name and Address	# Shares Owned	% Ownership
Josef Garcia Montano 14913 Alstone Drive Frisco, TX 75035	10,505,00	33.3%
Jacob D. Cohen 2101 Glendale Drive Plano, TX 75023	10,505,00	33.3%
Rosie Cohen 2205 Pheasant Run Plano, TX 75023	10,505,00	33.3%
TOTALS	**31,515,000**	**100%**

EXHIBIT "D"

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **THE AVIVA COMPANIES CORPORATION**, did on April 29, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 29, 2010.

ROSS MILLER
Secretary of State

Certified By: Greg Devaul
Certificate Number: C20100429-3096
You may verify this certificate
online at **http://www.nvsos.gov/**

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20100289613-42
Ross Miller	Filing Date and Time
Secretary of State	04/29/2010 9:17 AM
State of Nevada	Entity Number E0202972010-5

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	THE AVIVA COMPANIES CORPORATION
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp Services, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 510,000,000 Par value per share: $ .001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Josef Garcia Montano (Name) 2105 W. Spring Creek Pkwy, Suite 349-113 (Street Address) Plano (City) TX (State) 75023 (Zip Code) 2) Jacob D. Cohen (Name) 2105 W. Spring Creek Pkwy, Suite 349-113 (Street Address) Plano (City) TX (State) 75023 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To transact all lawful business for which corporations may be incorporated pursuant to the NRS
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Jacob D. Cohen (Name) X [signature] (Incorporator Signature) 2105 W. Spring Creek Pkwy, Suite 349-113 (Address) Plano (City) TX (State) 75023 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] On Behalf of Incorp Services, Inc. 4/23/10 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
- OF-
THE AVIVA COMPANIES CORPORATION

KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of twenty-one years or more and desiring to form a body corporate under the laws of the State of Nevada does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Articles of Incorporation:

ARTICLE I
NAME

The name of the Corporation shall be: THE AVIVA COMPANIES CORPORATION

ARTICLE II
PERIOD OF DURATION

The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE III
PURPOSES AND POWERS

1. Purposes. Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Business Corporation Act.

2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Business Corporation Act.

3. Issuance of Shares. The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Nevada.

ARTICLE IV
CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is Five Hundred and Ten Million (510,000,000) shares of which Five Hundred Million (500,000,000) shares shall be designated as "Common Stock" with a par value of $.001 per share and Ten Million (10,000,000) shares which shall be designated "Preferred Stock" with a par value of $.001 per share and which may be issued in one or more series at the discretion of the Board of Directors.

The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.

No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

ARTICLE V
CUMULATIVE VOTING

Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Cumulative voting shall not be allowed in the election of directors of this Corporation.

Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

ARTICLE VI
TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes,

approves, or ratifies the contract or transaction in good faith by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction in good faith by a majority vote or written consent. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c) The fact of such relationship or interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

(d) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized or approved.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify the contract or transaction.

ARTICLE VII
INDEMNIFICATION

The Corporation is authorized to provide indemnification of its directors, officers, employees and agents; whether by bylaw, agreement, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification expressly permitted by Section 78.751 of the Nevada Business Corporation Act for breach of duty to the Corporation and its shareholders, subject only to the applicable limits upon such indemnification as set forth in the Nevada Business Corporation Act. Any repeal or modification of this Article VII or Article XI shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII
ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws of the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE IX
RESIDENT AGENT

The name of the Corporation's resident agent and the street address in Clark County, Nevada for such resident agent where process may be served are InCorp Services, Inc., 375 N. Stephanie Street, Suite 1411, Henderson, NV 89014-8909.

The resident agent may be changed in the manner permitted by law.

ARTICLE X
INITIAL BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, and the number of directors of the Corporation may be changed from time to time by consent of the Corporation's directors. The initial board of directors of the Corporation shall consist of two (2) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are:

1. Jacob D. Cohen	2105 W. Spring Creek Parkway, Suite 349-113, Plano, TX 75023
2. Josef Garcia Montano	2105 W. Spring Creek Parkway, Suite 349-113, Plano, TX 75023

ARTICLE XI
LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS TO CORPORATION AND SHAREHOLDERS

No director or officer shall be liable to the Corporation or any shareholder for damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (a) shall be liable under Section 78.300 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto; or (b) shall have acted or failed to act in a manner involving intentional misconduct, fraud or a knowing violation of law. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Nevada law or as may be permitted in the future by changes or enactments in Nevada law, including without limitation Section 78.300 and/or the Nevada Business Corporation Act.

ARTICLE XII
INCORPORATOR

The name and address of the incorporator are: Jacob D. Cohen, 2105 W. Spring Creek Parkway, Suite 349-113, Plano, TX 75023.

IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 23rd day of April, 2010.

Jacob D. Cohen

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

180301

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of THE AVIVA COMPANIES CORPORATION
Name of Represented Business Entity

I, InCorp Services, Inc am a:
Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Street Address	City		Zip Code
375 N. Stephanie Street, Suite 1411	Henderson	Nevada	89014-8909
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on April 23, 2010 (Date) I accepted the appointment as registered agent for the above named business entity.

X Desiree Lopez On Behalf of InCorp Services Inc. 4/23/10
Authorized Signature of R.A. or On Behalf of R.A. Company Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer Date

EXHIBIT "E"

BYLAWS
OF
THE AVIVA COMPANIES CORPORATION
(a Nevada corporation)

ARTICLE 1.
DEFINITIONS

1.1 Definitions. Unless the context clearly requires otherwise, in these Bylaws:

(a) "*Board*" means the board of directors of the Company.

(b) "*Bylaws*" means these bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Stockholders.

(c) "*Articles of Incorporation*" means the Articles of Incorporation of The Aviva Companies Corporation, as filed with the Secretary of State of the State of Nevada and includes all amendments thereto and restatements thereof subsequently filed.

(d) "*Company*" means The Aviva Companies Corporation, a Nevada corporation.

(e) "*Section*" refers to sections of these Bylaws.

(f) "*Stockholder*" means stockholders of record of the Company.

1.2 Offices. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Company.

ARTICLE 2.
OFFICES

2.1 Principal Office. The Company may locate its principal office within or without the state of incorporation as the Board may determine.

2.2 Registered Office. The registered office of the Company required by law to be maintained in the state of incorporation may be, but need not be, the same as the principal place of business of the Company. The Board may change the address of the registered office from time to time.

2.3 Other Offices. The Company may have offices at such other places, either within or without the state of incorporation, as the Board may designate or as the business of the Company may require from time to time.

ARTICLE 3.
MEETINGS OF STOCKHOLDERS

3.1 Annual Meetings. The Stockholders of the Company shall hold their annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution.

3.2 Special Meetings. The Board, the Chairman of the Board, the President or a committee of the Board duly designated and whose powers and authority include the power to call meetings may call special meetings of the Stockholders of the Company at any time for any purpose or purposes. Special meetings of the Stockholders of the Company may also be called by the holders of at least 30% of all shares entitled to vote at the proposed special meeting.

3.3 Place of Meetings. The Stockholders shall hold all meetings at such places, within or without the State of Nevada, as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings.

3.4 Notice of Meetings. Except as otherwise required by law, the Board or a committee of the Board shall give notice of each meeting of Stockholders, whether annual or special, not less than 10 nor more than 50 days before the date of the meeting. The Board or a committee of the Board shall deliver a notice to each Stockholder entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address as it appears on the records of the Company, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Company. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Company that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

Every notice of a meeting of the Stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting. Furthermore, if the Company will maintain the list at a place other than where the meeting will take place, every notice of a meeting of the Stockholders shall specify where the Company will maintain the list of Stockholders entitled to vote at the meeting.

3.5 Stockholder Notice. Subject to the Articles of Incorporation, the Stockholders who intend to nominate persons to the Board of Directors or propose any other action at an annual meeting of Stockholders must timely notify the Secretary of the Company of such intent. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 90 days prior to the date of such meeting; provided, however, that in the event that less than 75 days' notice of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be received not later than the close of business on the 15th day following the date on which such notice of the date of the annual meeting was mailed. Such notice must be in writing and must include a (i) a brief description of the business desired to the brought before the annual meeting

and the reasons for conducting such business at the meeting; (ii) the name and record address of the Stockholder proposing such business; (iii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business. The Board of Directors reserves the right to refuse to submit any such proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete.

3.6 Waiver of Notice. Whenever these Bylaws require written notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders, directors or members of a committee of the Board.

3.7 Adjournment of Meeting. When the Stockholders adjourn a meeting to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business which they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for the adjourned meeting, the Board or a committee of the Board shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the meeting.

3.8 Quorum. Except as otherwise required by law, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Stockholders. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date or time.

If the chairman of the meeting gives notice of any adjourned special meeting of Stockholders to all Stockholders entitled to vote thereat, stating that the minimum percentage of stockholders for a quorum as provided by Nevada law shall constitute a quorum, then, except as otherwise required by law, that percentage at such adjourned meeting shall constitute a quorum and a majority of the votes cast at such meeting shall determine all matters.

3.9 Organization. Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer of the Company who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Company, the chairman shall appoint someone to act as the secretary of the meeting.

3.10 Conduct of Business. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

3.11 List of Stockholders. At least 10 days before every meeting of Stockholders, the Secretary shall prepare a list of the Stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. The Company shall make the list available for examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting.

The Secretary shall produce and keep the list at the time and place of the meeting during the entire duration of the meeting, and any Stockholder who is present may inspect the list at the meeting. The list shall constitute presumptive proof of the identity of the Stockholders entitled to vote at the meeting and the number of shares each Stockholder holds.

A determination of Stockholders entitled to vote at any meeting of Stockholders pursuant to this Section shall apply to any adjournment thereof.

3.12 Fixing of Record Date. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Stockholders. However, the Board shall not fix such date, in any case, more than 60 days nor less than 10 days prior to the date of the particular action.

If the Board or a committee of the Board does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board adopts the resolution declaring a dividend.

3.13 Voting of Shares. Each Stockholder shall have one vote for every share of stock having voting rights registered in his name on the record date for the meeting. The Company shall not have the right to vote treasury stock of the Company, nor shall another corporation have the right to vote its stock of the Company if the Company holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the Company in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the Company shall have the right to vote such stock unless in the transfer on the books of the Company the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all elections and, except when the law or Articles of Incorporation require otherwise, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all other matters.

Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

The Stockholders may vote by voice vote on all matters. Upon demand by a Stockholder entitled to vote, or his proxy, the Stockholders shall vote by ballot. In that event, each ballot shall state the name of the Stockholder or proxy voting, the number of shares voted and such other information as the Company may require under the procedure established for the meeting.

3.14 Inspectors. At any meeting in which the Stockholders vote by ballot, the chairman may appoint one or more inspectors. Each inspector shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality, and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The certification required herein shall take the form of a subscribed, written report prepared by the inspectors and delivered to the Secretary of the Company. An inspector need not be a Stockholder of the Company, and any officer of the Company may be an inspector on any question other than a vote for or against a proposal in which he has a material interest.

3.15 Proxies. A Stockholder may exercise any voting rights in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney-in-fact has subscribed and which the proxy has delivered to the Secretary of the meeting pursuant to the manner prescribed by law.

A proxy is not valid after the expiration of 13 months after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed 12 months) or limits its use to a particular meeting. Each proxy is irrevocable if it expressly states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

The attendance at any meeting of a Stockholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

3.16 Action by Consent. Any action required to be taken at any annual or special meeting of stockholders of the Company or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the book in

which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 50 days of the earliest dated consent delivered in the manner required by this section to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 4.
BOARD OF DIRECTORS

4.1 General Powers. The Board shall manage the property, business and affairs of the Company.

4.2 Number. The number of directors who shall constitute the Board shall equal not less than 1 nor more than 5, as the Board or majority stockholders may determine by resolution from time to time.

4.3 Election of Directors and Term of Office. The Stockholders of the Company shall elect the directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.4 Resignations. Any director of the Company may resign at any time by giving written notice to the Board or to the Secretary of the Company. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.5 Removal. Stockholders holding 2/3 of the outstanding shares entitled to vote at an election of directors may remove any director or the entire Board of Directors at any time, with or without cause.

4.6 Vacancies. Any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause may be filled by a majority of the remaining directors, a sole remaining director, or the majority stockholders. Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.7 Chairman of the Board. At the initial and annual meeting of the Board, the directors may elect from their number a Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

4.8 Compensation. The Board may compensate directors for their services and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.

ARTICLE 5.
MEETINGS OF DIRECTORS

5.1 Regular Meetings. The Board may hold regular meetings at such places, dates and times as the Board shall establish by resolution. If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day. The Board need not give notice of regular meetings.

5.2 Place of Meetings. The Board may hold any of its meetings in or out of the State of Nevada, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

5.3 Meetings by Telecommunications. The Board or any committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

5.4 Special Meetings. The Chairman of the Board, the President, or one-half of the directors then in office may call a special meeting of the Board. The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Nevada as the place for the meeting.

5.5 Notice of Special Meetings. The person or persons calling a special meeting of the Board shall give written notice to each director of the time, place, date and purpose of the meeting of not less than three business days if by mail and not less than 24 hours if by telegraph or in person before the date of the meeting. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, to such director. A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business which the Board will transact at the meeting.

5.6 Waiver by Presence. Except when expressly for the purpose of objecting to the legality of a meeting, a director's presence at a meeting shall constitute a waiver of notice of such meeting.

5.7 Quorum. A majority of the directors then in office shall constitute a quorum for all purposes at any meeting of the Board. In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice. No proxies shall be given by directors to any person for purposes of voting or establishing a quorum at a directors' meetings.

5.8 Conduct of Business. The Board shall transact business in such order and manner as the Board may determine. Except as the law requires otherwise, the Board shall determine all matters by the vote of a majority of the directors present at a meeting at which a quorum is present. The directors shall act as a Board, and the individual directors shall have no power as such.

5.9 Action by Consent. The Board committee may take any required or permitted action without a meeting if all members of the Board or committee consent thereto in writing and file such consent with the minutes of the proceedings of the Board or committee.

ARTICLE 6.
COMMITTEES

6.1 Committees of the Board. The Board may designate, by a vote of a majority of the directors then in office, committees of the Board. The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.

6.2 Selection of Committee Members. The Board shall elect by a vote of a majority of the directors then in office a director or directors to serve as the member or members of a committee. By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

6.3 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members of the committee shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

6.4 Authority. Any committee, to the extent the Board provides, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the affixation of the Company's seal to all instruments which may require or permit it. However, no committee shall have any power or authority with regard to amending the Articles of Incorporation, adopting an agreement of merger or consolidation,

recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Stockholders a dissolution of the Company or a revocation of a dissolution of the Company, or amending these Bylaws of the Company. Unless a resolution of the Board expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

6.5 Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

ARTICLE 7.
OFFICERS

7.1 Officers of the Company. The officers of the Company shall consist of a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two or more offices.

7.2 Election and Term. The Board shall elect the officers of the Company. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

7.3 Compensation of Officers. The Board shall fix the compensation of all officers of the Company. No officer shall serve the Company in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

7.4 Removal of Officers and Agents. The Board may remove any officer or agent it has elected or appointed at any time, with or without cause.

7.5 Resignation of Officers and Agents. Any officer or agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

7.6 Bond. The Board may require by resolution any officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.

7.7 President. The President shall supervise and direct all of the business and affairs of the Company. When present, he shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Company which the Board has authorized) deeds, mortgages, bonds, contracts or other instruments which the Board has authorized an officer or agent of the Company to execute. However, the President shall not sign any instrument which the law, these Bylaws, or the Board expressly require some other officer or agent of the Company to sign and

execute. In general, the President shall perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time.

7.8 Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency. A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.

7.9 Secretary. The Secretary shall (a) keep the minutes of the meetings of the Stockholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Company, (d) affix the seal of the corporation to all documents which the Board has authorized execution on behalf of the Company under seal, (e) maintain a register of the address of each Stockholder of the Company, (f) sign, with the President, a Vice President, or any other officer or agent of the Company which the Board has authorized, certificates for shares of the Company, (g) have charge of the stock transfer books of the Company, and (h) perform all duties which the President or the Board may assign to him from time to time.

7.10 Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.

7.11 Treasurer. The Treasurer shall (a) have responsibility for all funds and securities of the Company, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, (c) deposit all moneys in the name of the Company in depositories which the Board selects, and (d) perform all of the duties which the President or the Board may assign to him from time to time.

7.12 Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the Treasurer, the President, or the Board may assign to him from time to time.

7.13 Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

7.14 Action with Respect to Securities of Other Corporations. Unless the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company holds securities. Furthermore,

unless the Board directs otherwise, the President shall exercise any and all rights and powers which the Company possesses by reason of its ownership of securities in another corporation.

7.15 Vacancies. The Board may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

ARTICLE 8.
CONTRACTS, LOANS, DRAFTS, DEPOSITS AND ACCOUNTS

8.1 Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board may make such authorization general or special.

8.2 Loans. Unless the Board has authorized such action, no officer or agent of the Company shall contract for a loan on behalf of the Company or issue any evidence of indebtedness in the Company's name.

8.3 Drafts. The President, any Vice President, the Treasurer, any Assistant Treasurer, and such other persons as the Board shall determine shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Company.

8.4 Deposits. The Treasurer shall deposit all funds of the Company not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. For the purpose of deposit and collection for the account of the Company, the President or the Treasurer (or any other officer, assistant, agent or attorney of the Company whom the Board has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Company.

8.5 General and Special Bank Accounts. The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE 9.
CERTIFICATES FOR SHARES AND THEIR TRANSFER

9.1 Certificates for Shares. Every owner of stock of the Company shall have the right to receive a certificate or certificates, certifying to the number and class of shares of the stock of the Company which he owns. The Board shall determine the form of the certificates for the shares of stock of the Company. The Secretary, transfer agent, or registrar of the Company shall number the certificates representing shares of the stock of the Company in the order in which the

Company issues them. The President or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Company. Any or all certificates may contain facsimile signatures. In case any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, transfer agent, or registrar before the Company issues the certificate, the Company may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, transfer agent, or registrar at the date of issue. The Secretary, transfer agent, or registrar of the Company shall keep a record in the stock transfer books of the Company of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, transfer agent, or registrar of the Company shall cancel every certificate surrendered to the Company for exchange or transfer. Except in the case of a lost, destroyed, stolen or mutilated certificate, the Secretary, transfer agent, or registrar of the Company shall not issue a new certificate in exchange for an existing certificate until he has canceled the existing certificate.

9.2 Transfer of Shares. A holder of record of shares of the Company's stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar of the Company, may transfer his shares only on the stock transfer books of the Company. Such person shall furnish to the Secretary, transfer agent, or registrar of the Company proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever a holder of record of shares of the Company's stock makes a transfer of shares for collateral security, the Secretary, transfer agent, or registrar of the Company shall state such fact in the entry of transfer if the transferor and the transferee request.

9.3 Lost Certificates. The Board may direct the Secretary, transfer agent, or registrar of the Company to issue a new certificate to any holder of record of shares of the Company's stock claiming that he has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact. When authorizing the issue of a new certificate, the Board, in its discretion may require as a condition precedent to the issuance that the owner of such certificate give the Company a bond of indemnity in such form and amount as the Board may direct.

9.4 Regulations. The Board may make such rules and regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

9.5 Holder of Record. The Company may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the

share certificate. However, the Company may treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

9.6 Treasury Shares. Treasury shares of the Company shall consist of shares which the Company has issued and thereafter acquired but not canceled. Treasury shares shall not carry voting or dividend rights.

ARTICLE 10.
INDEMNIFICATION

10.1 Definitions. In this Article:

(a) "*Indemnitee*" means (i) any present or former Director, advisory director or officer of the Company, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Company's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

(b) "*Official Capacity*" means (i) when used with respect to a Director, the office of Director of the Company, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c) "*Proceeding*" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

10.2 Indemnification. The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company's best interests and, in all other cases, that his conduct was at least not opposed to the Company's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i)

is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or (b) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

10.3 Successful Defense. Without limitation of Section 10.2 and in addition to the indemnification provided for in Section 10.2, the Company shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 10.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

10.4 Determinations. Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designated Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under

this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

10.5 Advancement of Expenses. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 10.4, after receipt by the Company of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

10.6 Employee Benefit Plans. For purposes of this Article, the Company shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

10.7 Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company's Articles of Incorporation, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, (c) inure to the benefit of the heirs, executors and administrators of such a person and (d) not be required if and to the extent that the person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise.

10.8 Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Company with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

10.9 Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, the Nevada General Corporation Law, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

10.10 Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Company, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Company and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Company, by its adoption of these Bylaws, (a) acknowledges and agrees that each Indemnitee of the Company has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 10.1 of this Article, (b) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (c) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with its terms by any act or failure to act on the part of the Company.

10.11 Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 11.
TAKEOVER OFFERS

In the event the Company receives a takeover offer, the Board of Directors shall consider all relevant factors in evaluating such offer, including, but not limited to, the terms of the offer, and the potential economic and social impact of such offer on the Company's stockholders, employees, customers, creditors and community in which it operates.

ARTICLE 12.
NOTICES

12.1 General. Whenever these Bylaws require notice to any Stockholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his address on the books of the Company. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

12.2 Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

ARTICLE 13.
MISCELLANEOUS

13.1 Facsimile Signatures. In addition to the use of facsimile signatures which these Bylaws specifically authorize, the Company may use such facsimile signatures of any officer or officers, agents or agent, of the Company as the Board or a committee of the Board may authorize.

13.2 Corporate Seal. The Board may provide for a suitable seal containing the name of the Company, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.

13.3 Fiscal Year. The Board shall have the authority to fix and change the fiscal year of the Company.

ARTICLE 14.
AMENDMENTS

14.1 Subject to the provisions of the Articles of Incorporation, the Stockholders or the Board may amend or repeal these Bylaws at any meeting.

The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Company as adopted by the Directors on the 23rd day of April, 2010.

Jacob D. Cohen
Secretary

EXHIBIT "F"

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **THE AVIVA COMPANIES CORPORATION**, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since April 29, 2010, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 30, 2013.

ROSS MILLER
Secretary of State

Electronic Certificate
Certificate Number: C20130330-0518
You may verify this electronic certificate online at **http://www.nvsos.gov/**

EXHIBIT "G"

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS IN LIEU A MEETING OF THE BOARD OF DIRECTORS -OF- THE AVIVA COMPANIES CORPORATION

Pursuant to Sections 78.315 of the Nevada Revised Statutes, which authorizes the taking of action by written Consent of the Directors without a meeting, the undersigned, being the Directors of The Aviva Companies Corporation, Inc. a Nevada. Corporation (the "Company"), hereby acknowledge the following statements and take the following-actions:

WHEREAS, the Board of Directors feel it to be in the best interest of the Company to execute the Acquisition Agreement (the "Agreement") with Hanover Portfolio Acquisition, Inc. ("HVPA"), attached hereto as Exhibit "A"; and

WHEREAS, pursuant to the Agreement, the Board of Directors hereby acknowledge and approve the exchange of thirty one million five hundred and fifteen thousand (31,515,000) shares of the Company's common stock, representing all of the Company's issued and outstanding common shares, for six million (6,000,000) shares of HVPA's common stock resulting in the Company becoming a wholly owned subsidiary of HVPA.

NOW THEREFORE it is:

RESOLVED, the Board of Directors hereby approve the execution of the Agreement with HVPA, attached hereto as Exhibit "A"; and

RESOLVED, the Board of Directors hereby acknowledge and approve the exchange of thirty one million five hundred and fifteen thousand (31,515,000) shares of the Company's common stock, representing all of the Company's issued and outstanding common shares, for six million (6,000,000) shares of HVPA's common stock resulting in the Company becoming a wholly owned subsidiary of HVPA.

RESOLVED, that all actions of any kind heretofore taken by the directors or any of the executive officers of the Corporation in connection with the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of this 2nd day of April, 2013.

Josef Garcia Montano, Director

Jacob D. Cohen, Director

EXHIBIT "H"

WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING OF THE STOCKHOLDERS -OF- THE AVIVA COMPANIES CORPORATION

Pursuant to Section 78.320 of the Nevada Revised Statutes (the "NRS"), which authorizes the taking of action by written Consent of the stockholders without a meeting, the undersigned stockholders owning all of the issued and outstanding shares (the "Stockholders") of The Aviva Companies Corporation, Inc. a Nevada. Corporation (the "Company"), hereby acknowledge the following statements and take the following-actions:

WHEREAS, the Board of Directors have determined that it is in the best interest of the Company to execute the Acquisition Agreement (the "Agreement") with Hanover Portfolio Acquisition, Inc. ("HVPA"), attached hereto as Exhibit "A"; and

WHEREAS, the Board of Directors have acknowledged and approved the exchange of thirty one million five hundred and fifteen thousand (31,515,000) shares of the Company's common stock, representing all of the Company's issued and outstanding common shares, for six million (6,000,000) shares of HVPA's common stock resulting in the Company becoming a wholly owned subsidiary of HVPA.

WHEREAS, pursuant to Section 78.335 of the NRS, said action requires the consent of the stockholders owning a majority of the shares then issued and outstanding.

NOW THEREFORE it is:

RESOLVED, that the Stockholders hereby authorize the execution of the Agreement with HVPA, attached hereto as Exhibit "A" and acknowledge and authorize the exchange of all thirty one million five hundred and fifteen thousand (31,515,000) shares of the Company's common stock, representing all of the Company's issued and outstanding common shares, for six million (6,000,000) shares of HVPA's common stock resulting in the Company becoming a wholly owned subsidiary of HVPA.

RESOLVED, that all actions of any kind heretofore taken by the directors or any of the executive officers of the Corporation in connection with the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of this 2nd day of April, 2013.

Jacob D. Cohen
10,505,000 Shares

Josef Garcia Montano
10,505,000 Shares

Rosie Cohen
10,505,000 Shares

Exhibit "I"

List of Shareholders of ACC (Article "4C")

Name and Address	# Shares Owned	% Ownership
Josef Garcia Montano 14913 Alstone Drive Frisco, TX 75035	10,505,00	33.3%
Jacob D. Cohen 2101 Glendale Drive Plano, TX 75023	10,505,00	33.3%
Rosie Cohen 2205 Pheasant Run Plano, TX 75023	10,505,00	33.3%
TOTALS	**31,515,000**	**100%**